                            PIONEER BANCSHARES, INC.
                           Form 10-Q, Part II, Item 6
                 Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share

For the three months ended June 30,                       1997           1996
                                                          ----           ----
Income as reported in consolidated
   statements of income                                $2,312,000     $1,986,000
                                                       ==========     ==========

Per share computation of common and
   dilutive common equivalent shares:

Weighted average number of
   shares outstanding                                   3,759,912      3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                           0              0
                                                       ----------     ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming no dilution                            3,759,912      3,759,912
                                                       ==========     ==========

Net income per common and common
   equivalent share                                    $    0.615     $    0.528
                                                       ==========     ==========


Per share computation assuming full dilution:

Weighted average number of shares
   outstanding                                          3,759,912      3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                           0              0
                                                       ----------     ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming full dilution                          3,759,912      3,759,912
                                                       ==========     ==========

Net income per common and common
   equivalent share assuming full dilution             $    0.615     $    0.528
                                                       ==========     ==========

                            PIONEER BANCSHARES, INC.
                           Form 10-Q, Part II, Item 6
                 Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share

For the six months ended June 30,                         1997           1996
                                                          ----           ----
Income as reported in consolidated
   statements of income                                $4,708,000     $3,997,000
                                                       ==========     ==========

Per share computation of common and
   dilutive common equivalent shares:

Weighted average number of
   shares outstanding                                   3,759,912      3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                           0              0
                                                       ----------     ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming no dilution                            3,759,912      3,759,912
                                                       ==========     ==========

Net income per common and common
   equivalent share                                    $    1.252     $    1.063
                                                       ==========     ==========


Per share computation assuming full dilution:

Weighted average number of shares
   outstanding                                          3,759,912      3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                           0              0
                                                       ----------     ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming full dilution                          3,759,912      3,759,912
                                                       ==========     ==========

Net income per common and common
   equivalent share assuming full dilution             $    1.252     $    1.063
                                                       ==========     ==========


                                       27